                                                                   EXHIBIT 10.11

                                                    EXECUTION COPY
                                                    --------------



                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 24th day of June, 1996, by and between
                                      ----
Navigation Technologies Corporation, a Delaware corporation ("NavTech"), and T. Russell Shields, an individual residing in Chicago, Illinois ("Shields"), with reference to the following:

     A This Employment Agreement is being entered into in anticipation of the merger (the "Merger") contemplated under an Agreement and Plan of Reorganization of even date herewith between, among other parties, NavTech and Shields Enterprises, Inc. ("SEI"), pursuant to which SEI will become a wholly-owned subsidiary of NavTech (the "Plan of Reorganization").

     B. Shields is chairman, a director and the majority shareholder of SEI. As a condition to NavTech entering into the Plan of Reorganization and consummating the Merger, Shields is entering into this Employment Agreement.

     C. This Employment Agreement shall become effective upon the Effective Date of the Merger and shall have no effect unless and until such Merger occurs.

     D. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as specified in the Plan of Reorganization.

     NOW THEREFORE, the parties hereto agree as follows:

1.   Services of Shields
     -------------------

     a. Shields will serve as NavTech's Chairman and Chief Executive Officer, and, as directed by the Board of Directors of NavTech (the "Board"), shall perform the services that are customary to such office, including, without limitation, those duties set forth on Exhibit E-1 attached hereto. Shields' office shall be located in the Chicago, Illinois metropolitan area, and Shields shall not be required to relocate without his consent.

     b. Except as provided in Section 6.a., this Agreement shall terminate on the earliest to occur of (i) the expiration of four (4) years from the Effective Date, (ii) Shields' death or Disability (as defined below), and (iii) the termination of this Agreement by NavTech or Shields as evidenced by a written notice to that effect.

     c.   Shields agrees that:

          (i) During the term of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason, Shields will not, acting alone or in conjunction with others, directly or indirectly, without the consent in writing of the Board:

                 (A) Engage (either as owner, partner, stockholder, employer, employee, consultant or otherwise) in any business or activity directly in competition with a business or activity which is related to creating, managing, adapting, applying, distributing, selling or licensing navigable street map databases and related database creation, update, access, routing, compiling or other application software, or any logical extensions thereof, or any other business conducted during the term of this Agreement by NavTech ( the "NavTech Businesses"); it being agreed, without limiting any of the foregoing, that Shields will not directly or indirectly provide software services to any competitor of NavTech in the NavTech Businesses.

                 (B) Engage (either as owner, partner, stockholder, employer, employee, consultant or otherwise) in any business or activity directly in competition with any business or activity related to the design, development or support of computer software or systems for third parties, or management consulting services related thereto, or any other business conducted by SEI during the term of this Agreement (the "SEI Businesses"); it being agreed, without limiting any of the foregoing, that Shields will not directly or indirectly provide software services to any competitor of SEI in the SEI Businesses.

                 (C) Induce any customers of NavTech or any of its subsidiaries to curtail or cancel their business with any of them or induce any person or entity to do business with any competitor of NavTech or any of its subsidiaries in competition with the business of NavTech or any of its subsidiaries.

                 (D) Solicit or canvass business in connection with the selling or licensing of navigable street map databases or related software from any person or entity who was a customer of NavTech or any of its subsidiaries during the period in which Shields' services are or were provided to NavTech or any of its subsidiaries; or

                 (E) Induce, or attempt to influence, any employee of NavTech or any of its subsidiaries to terminate his/her employment.

The provisions of each of clauses (A), (B), (C), (D) and (E) above are separate and distinct commitments independent of each of the other clauses. It is agreed that the ownership of not more than five percent (5%) of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, in itself, be deemed inconsistent with subparagraphs 1.c.(i)(A) or (B).

          (ii) Except in the course of providing services hereunder, Shields shall not, at any time, during the term of this Agreement or thereafter, for any reason whatsoever, disclose, use, transfer or sell any confidential or proprietary information of NavTech and its subsidiaries so long as such information has not otherwise lawfully been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (iii) Shields agrees to cooperate with NavTech by being available to testify on behalf of NavTech or any subsidiary or affiliate of NavTech in any proceeding, whether civil, criminal, administrative or investigative, and to assist NavTech, or any subsidiary or affiliate of NavTech, in any such action, suit or proceeding, by providing information, and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel of NavTech or any subsidiary or affiliate of NavTech, as requested by such Board, representatives or counsel. NavTech agrees to reimburse Shields for all expenses and time reasonably incurred in connection with his provision of testimony or assistance after the termination of Shields' services under this Agreement.

2.   Compensation
     ------------

     a.   So long as Shields continues to perform the services specified in
Section 1 and this Agreement has not terminated, compensation for Shields' services (inclusive of all compensation paid by any NavTech affiliates) shall consist of (i) the Base Annual Compensation, (ii) the Senior Executive Bonus Plan, and (iii) such customary benefits as NavTech may provide to its executive employees. NavTech shall reimburse Shields for his reasonable expenses incurred in performing his duties to NavTech hereunder, subject to policies established by the Board from time to time.

     b. The Base Annual Compensation for Shields' services shall be at the annual rate of Three Hundred and Seventy Five Thousand Dollars ($375,000), commencing upon the Effective Date. The Base Annual Compensation shall be paid to Shields by NavTech in twenty-six (26) equal bi-weekly installments each year. The Board shall have the right, but no obligation, to increase the Base Annual Compensation from time to time, as it sees fit.

     c. Shields will also be eligible to participate in the Senior Executive Bonus Plan to be established by NavTech in 1996 and continued for Shields during the entire term of this Agreement. Shields' target bonus each year will be fifty percent (50%) of his Base Annual Compensation, subject to his achievement of applicable milestones and objectives. For each year, any such bonus will be paid to Shields on a bi-weekly basis during the following year. Such milestones and objectives shall be established annually by the Board and shall refer to financial and other data determinable as of the end of each fiscal year of NavTech. A determination as to whether such milestones and objectives have been met shall be made by the Board within ninety (90) days after the end of each such fiscal year, and such bonus, if any, shall be deemed earned as of the end of the fiscal year for which the objectives and milestones were set. The aggregate amount of any bi-weekly payments which would have been due during such ninety (90) day period had such determination been made on the last date of the fiscal year shall be paid in a lump sum immediately following such determination. For the year 1996, the bonus will not be linked to any milestones or objectives but will be fifty percent (50%) of the Base Annual Compensation paid to Shields by NavTech between the Effective Date and December 31, 1996.

     d.   NavTech will grant non-qualified options to Shields to purchase ten
(10) million shares of NavTech common stock with an exercise price of One Dollar and Seventy Cents ($1.70) per share, which options shall vest as follows: (i) options to acquire 1,250,000 shares of NavTech common stock shall vest on January 1, 1997 and (ii) options to acquire the remaining 8,750,000 shares of NavTech common stock shall vest in forty-two (42) equal monthly installments starting on February 1, 1997. Shields will not be eligible to be considered for grants of additional stock options until August 1, 2000. Except as otherwise provided in subsections 2.e. and 2.f. below, any vested options may be exercised up to, but not including, the tenth (10th) anniversary of the date of grant of such options. NavTech shall enter into an option agreement with Shields substantially in the form of Exhibit E-2 to this Agreement. In the event of any inconsistency between such option agreement and this Agreement, this Agreement shall control.

     e. If NavTech terminates Shields' employment for Cause (as defined below), or Shields' employment terminates due to his death or Disability (as defined below), or Shields terminates his employment with NavTech other than as a result of a NavTech Breach (as defined below), NavTech shall not be required to pay any compensation for termination, and Shields shall not thereafter continue to participate in any benefit plans of NavTech or its subsidiaries, except to the extent required by law, provided that Shields shall be entitled to receive any bonus earned but unpaid as of the date of such termination over the period such bonus would have been paid to Shields had Shields' employment not been so terminated. If NavTech terminates Shields' employment for Cause as a result of an act or omission which involves dishonesty or criminal conduct directed against NavTech or any of its subsidiaries, all vesting of options shall cease, and all vested but unexercised options shall terminate, effective upon such termination of employment. If NavTech terminates Shields' employment for Cause for reasons other than those described in the foregoing sentence, all vesting of options shall cease effective upon such termination, and all vested but unexercised options shall terminate ninety (90) days after such termination of employment. In the event Shields' employment terminates due to his death or Disability, or Shields terminates his employment with NavTech other than as a result of a NavTech Breach, all vested but unexercised stock options may be exercised in accordance with their terms, but all vesting shall cease as of the date of such termination of employment.

     f. In the event that Shields' employment is terminated by NavTech without Cause or by Shields as a result of a NavTech Breach, NavTech will provide Shields with the following: severance pay equal to one (1) year Base Annual Compensation; any earned and unpaid bonus as of the date of such termination with such bonus to be paid over the period it would have been paid to Shields had Shields not been terminated; continuation of Shields' normal benefits for a one (1) year period after the date of termination; continuation of vesting of Shields' non-qualified stock options for a period of one (1) year from the date of termination; and continuation of the right to exercise all vested options in accordance with their terms. In the event of such a termination, the foregoing shall be Shields' sole and exclusive remedy and Shields shall not be entitled to any other or further payments, compensation or benefits from NavTech.

     g. For purposes of this Agreement, "Cause" shall mean any act of or omission by Shields in the conduct of Shields' duties and responsibilities which constitutes gross negligence or willful misconduct, or any act of or omission by Shields outside the course of Shields' duties and responsibilities which involves dishonesty or criminal conduct adverse to NavTech or any of its subsidiaries or to Shields' value to NavTech as an officer. In the event the Board believes it has Cause to terminate Shields' employment, it shall give written notice to Shields stating the specific grounds constituting Cause. In the event that the Cause alleged constitutes any act or omission in the conduct of Shields' duties and responsibilities which constitutes gross negligence or willful misconduct, Shields shall have an opportunity within five (5) days after receiving such notice to meet with the Board to discuss such allegations of Cause, and a period of not less than ten (10) days to cure such Cause. Shields shall not be entitled to any notice or any opportunity to cure any termination for Cause based on any act or omission outside the course of Shields' duties and responsibilities which involves dishonesty or criminal conduct adverse to NavTech or any of its subsidiaries or to Shields' value to NavTech as an officer. A "NavTech Breach" shall mean a continued material failure of NavTech to comply with the terms of this Agreement, and such failure continues for a period of ten (10) days following notice of such failure by Shields to the Board. Any such notice shall specifically state the grounds which Shields alleges constitutes a NavTech Breach. "Disability" shall mean Shields' incapacity due to physical or mental illness as certified in writing by a physician selected by Shields and reasonably acceptable to NavTech (it being understood that (i) such physician shall be deemed to be reasonably acceptable to NavTech if, within a period of fifteen (15) days after Shields notifies NavTech of the name of such physician, NavTech does not object to the use of such physician, and (ii) if Shields fails to select a physician within fifteen
(15) days after a written request from NavTech to do so, NavTech shall have the right to select the physician to examine Shields).

     h. NavTech shall indemnify Shields with respect to his performance of services hereunder to the full extent allowed under the General Corporation Law of the State of Delaware.

3.   Proprietary Information and Inventions
     --------------------------------------

     a. Subject to the exceptions identified in Section 3.c., Shields' interest in:

          (i) Any and all inventions, improvements and ideas (whether or not patentable or copyrightable) which Shields has made or conceived, or which he may make or conceive, either solely or jointly with others, at any time during the term of the Shields Engagement Agreement, dated September 1, 1994, or this Agreement; and

          (ii) Any suggestion, proposal, writing, drawing and the like of any sort whatsoever, including any interest in any copyright, which Shields creates or assists in creating during his engagement with or provision of services to NavTech;

which is related to NavTech's Businesses (including the businesses of its subsidiaries), contemplated businesses of which Shields is aware, or logical extensions thereof, will be the exclusive property of NavTech, its successors, assignees, or nominees.

(The items specified above in this Section 3.a. are hereinafter collectively called "Proprietary Subject Matter"). Shields shall fully and promptly disclose to NavTech all Proprietary Subject Matter made or conceived during the term of Shields' employment. Shields shall not knowingly or intentionally assign or otherwise relinquish any rights in such Proprietary Subject Matter to any third party without the prior written consent of the Board.

     b. At the request and expense of NavTech, but without further compensation to Shields beyond the provisions of this Agreement, Shields shall promptly consent to such acts and execute, acknowledge and deliver all such papers, including without limitation patent and copyright applications, as may be necessary or desirable in the sole discretion of NavTech, to obtain, to protect, to maintain, or to vest in NavTech the entire right, title and interest in and to Proprietary Subject Matter, and in and to any patent applications, patents, copyright applications, copyrights, investors' certificates or other proprietary rights of any kind relating thereto, in all countries of the world; including rendering such assistance as NavTech may request in any future contemplated or pending litigation, Patent Office proceeding, or other proceeding.

     c.   (i)    The Board may from time to time except from the provisions of
Sections 3.a. and 3.b. hereof Shields' rights in Proprietary Subject Matter upon a determination by the Board that such would not adversely affect, or materially contribute to an adverse effect on, the results of operations or the financial condition or prospects of NavTech or any of its subsidiaries. Any such determination of the Board shall be by majority vote not including Shields or directors that have been designated by or are affiliated with Shields.

          (ii) The exception set forth in Section 3.c.(i) notwithstanding, Shields will not assert against NavTech any claim for infringement or misappropriation of any excepted Proprietary Subject Matter.

     d. Shields will not knowingly or negligently disclose, or cause others to disclose to NavTech or any of its subsidiaries, or induce NavTech or any of its subsidiaries to use, any information or material which is the property of other individuals or companies and which there is any reason to believe is of proprietary or confidential nature, except with the consent of the owners of such information or material.

     e. Since the services which Shields is rendering to NavTech will include, and Shields shall have access to, NavTech's knowledge and information of private or confidential or secret nature, Shields shall not during, or after, the term of this Agreement, except as reasonably required in the normal course of NavTech's business or as authorized in writing by the Board, publish, disclose or make use of, or authorize anyone else to publish, to disclose or otherwise made use of, any such knowledge or information, whether of a technical or of a non-technical nature, which in any way relates to the design, construction, manufacture or sale of NavTech's services or products.

     f. All documents, written information and other terms including but not limited to notes, sketches, manuals, blueprints, notebooks, products, tools, fixtures, records and information relating to the services or products of NavTech or its subsidiaries, made or obtained by Shields through Shields' provision of services to, or employment by, NavTech, will be the exclusive property of NavTech and shall be delivered by Shields to NavTech upon termination of this Agreement (whether such termination is caused by an act of NavTech or by Shields or by any other act), or any other time as requested by NavTech. Subject to the confidentiality provisions of Section 3.e. hereof, Shields may retain copies of such papers as necessary for the sole purpose of protecting his legal interests.

4.   Board of Directors
     ------------------

     NavTech agrees to use its best efforts to achieve Shields' election to its Board during the period Shields owns beneficially (as defined by the Securities Act of 1934 and the rules and regulations promulgated thereunder) ten percent (10%) or more of the outstanding shares of voting common stock of NavTech. For purposes of this Section 4, shares of NavTech owned beneficially by Shields' Family (as defined below) or any trusts for the benefit of members of Shields' Family shall be treated as owned beneficially by Shields. "Shields' Family" shall mean Shields' spouse and siblings, and all descendants of Shields, his spouse and siblings.

5.   Governing Law; Arbitration; Injunctive and Other Relief
     -------------------------------------------------------

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by this Section 5 to be arbitrated. Except as provided in this Section 5, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Within fifteen (15) days after the commencement of arbitration, NavTech and Shields shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

     Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive, except as provided in Section 2.f.

      The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process.
The arbitration proceedings shall be conducted in Chicago, Illinois.

     Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

6.   Miscellaneous
     -------------

     a.   Survival.  Notwithstanding anything in this Agreement to the contrary,
          --------
Sections 1.c., 2(e), 2(f), 2(h), 3, 4, 5 and 6 shall survive any termination of this Agreement.

     b.   Successors and Assigns.  The provisions hereof shall inure to the
          ----------------------
benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     c.   Entire Agreement; Effective Date; Amendment.  This Agreement and the
          -------------------------------------------
Exhibit hereto together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof. None of this Agreement and the Exhibit hereto or any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto. This Agreement shall become effective upon the Effective Date of the Merger and shall have no effect unless and until such Merger occurs. This Agreement and the Exhibit hereto shall, upon their effectiveness, supersede the Shields' Engagement Agreement and the Proprietary Information and Invention Agreement, each dated as of September 1, 1994.

     d.   Notices, etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

     If to NavTech, at:

          Navigation Technologies Corporation
          Attn: General Counsel

          10400 W. Higgins Road, Suite 400
          Rosemont, Illinois 60018
          Fax: (847) 699-6556

     With  copies to:

          Martin L. Budd, Esquire
          Day, Berry & Howard
          One Canterbury Green
          Stamford, CT 06901-2047
          Fax: (203) 977-7301

          Philips Electronics North America Corp.
          Attn: Samuel J. Rozel, Esquire
          Senior V.P., Secretary and General Counsel
          100 East 42nd Street
          New York, NY 10017
          Fax: (212) 850-7304

     If to Shields, at:

          T. Russell Shields
          160 E. Pearson #3108
          Chicago, Illinois  60611
          Fax: (312) 266-1194

          with a copy to:

          Marshall E. Eisenberg, Esquire
          Neal, Gerber and Eisenberg
          Two North LaSalle Street
          Suite 2200
          Chicago, Illinois 60602
          Fax: (312) 269-1747

or at such other address as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective
(i) if mailed, seven (7) days after mailing (if mailed from outside the United States, such mailing must be by airmail and said seven (7) days shall be fourteen (14) days), (ii) if delivered, upon delivery, or (iii) if faxed, one
(1) business day after transmission and acknowledgment of receipt by telephone or fax.

     f.   Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to either party hereto upon any breach or default of the other party under this

Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     g.   Separability.  In case any provision of this Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Shields and NavTech acknowledge that the restrictive covenants herein have been negotiated in good faith and they believe that such restrictive covenants are reasonable and are not more restrictive or broader than are necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that the NavTech Businesses and SEI Businesses, respectively, are highly competitive, that NavTech would not enter into this Agreement but for the covenants contained in Section 1.c., and that such covenants are essential to protect the value of the NavTech Businesses and SEI Businesses, respectively. Shields and NavTech acknowledge and confirm that competition by Shields would likely cause irreparable injury to NavTech and its subsidiaries. If, however, it shall be determined at any time by any arbitrator or court of competent jurisdiction that this Agreement, as written, is unenforceable because the restrictions set forth herein are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such arbitrator or court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

     h.   Titles and Subtitles.  The titles of the paragraphs of this Agreement
          --------------------
are for convenience of reference only and are not to be considered in construing this Agreement.

     i.   Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute one instrument. Each party may execute a separate counterpart which taken together shall constitute as fully binding an agreement as if both executed the same counterpart.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                              T. RUSSELL SHIELDS


                              /s/ T. Russell Shields
                              ----------------------------------------



                              NAVIGATION TECHNOLOGIES
                              CORPORATION


                              By:/s/ Navigation Technologies Corporation
                                 ----------------------------------------
                              Title:
                                    -------------------------------------

                                  EXHIBIT E-1
                                  -----------
                            TO EMPLOYMENT AGREEMENT
                            -----------------------

                      Chairman and Chief Executive Officer
                     President and Chief Operating Officer
                              Job Responsibilities


In order to clarify the provision of the By-laws describing the duties of the Chairman and Chief Executive Officer, on the one hand, and the President and Chief Operating Officer, on the other hand, the Board hereby states more explicitly the duties and responsibilities of each.

     The Chairman and CEO is responsible for the long term entrepreneurial vision for NavTech, and for representing NavTech in high level situations with customers, partners, and throughout the industry.

          .    He reports to the Board.

          . He provides long-term strategic vision and technical direction to NavTech via the President and the Board.

          . He develops and maintains senior level strategic customer relationships.

          . He works throughout the industry in a market development and company spokesman role.

     The President and COO is responsible for the planning, operation and performance of NavTech.

          .    He reports directly to the Board, and shall be a member thereof.

          . He is responsible for the development of the strategic and operational plans (including budgets) for NavTech.

          . He is responsible for the implementation of NavTech's plans, including profit and loss performance under the budgets of NavTech.

          . He is responsible for all personnel decisions for the organization, other than officers of NavTech which are to be elected by the Board. All employees, excluding the Office of the Chairman, report directly (or through normal reporting hierarchies) to the President.

          .    He is responsible for the sales efforts of NavTech.

                                     E-1-1

          .    If SEI is acquired, it shall report to the President.

     The Chairman and the President will have joint responsibilities for and work together to:

          .    Develop corporate partner relationships.

          . Set long term goals for NavTech and formulate marketplace strategies.

          .    Develop agendas for Board meetings.

          . Secure financing and communicate with Wall Street and investors regarding NavTech's performance.



















                                     -E-2-

                                  EXHIBIT E-2
                                  -----------
                            TO EMPLOYMENT AGREEMENT
                            -----------------------


                            SHIELDS OPTION AGREEMENT
                            ------------------------

















                                     -E-1-

                      NAVIGATION TECHNOLOGIES CORPORATION

                             STOCK OPTION AGREEMENT


     Unless otherwise defined herein, the terms defined in the 1996 Stock Option Plan (the "Plan") and Optionee's Employment Agreement dated June 24, 1996 (the "Employment Agreement") shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT
    ----------------------------

T. Russell Shields
160 E. Pearson #3108
Chicago, IL 60611

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan, Employment Agreement and this Option Agreement, as follows:

     Grant Number                       --------------------------

     Exercise Price per Share           $1.70

     Total Number of Shares Granted     10,000,000

     Total Exercise Price               $17,000,000

     Type of Option:                          Incentive Stock Option
                                        -----
                                          X   Supplemental Stock Option
                                        -----

     Date of Grant:
     -------------

     The Date of Grant of this Option is June 17, 1996. This Option shall become effective upon the Effective Date of the Merger and shall have no effect unless and until such Merger occurs.

     Term/Expiration Date:
     --------------------

     This Option shall expire ten years after the Date of Grant.

     Vesting Schedule:
     ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     1,250,000 of the Shares subject to the Option shall vest on January 1, 1997 and 8,750,000 of the Shares subject to the Option shall vest in forty-two (42) equal monthly installments beginning on February 1, 1997.

     Termination Period:
     ------------------

     Except as otherwise provided herein, to the extent that the Option has not vested at the date of your termination, such unvested portion of the Option shall terminate. In the event that your Continuous Status as an Employee or Consultant terminates for Cause as a result of an act or omission which involves dishonesty or criminal conduct directed against the Company or any of its subsidiaries, the Option shall terminate as of the date of your termination. In the event that your Continuous Status as an Employee or Consultant terminates for Cause for reasons other than those described in the foregoing sentence, the Option, to the extent vested, shall terminate ninety (90) days after the date of your termination. In the event that your Continuous Status as an Employee or Consultant terminates due to your death, Disability (as defined in the Employment Agreement), or voluntary termination other than as a result of a NavTech Breach, the Option, to the extent vested, shall terminate upon expiration of its term. In the event that your Continuous Status as an Employee or Consultant is terminated either by the Company without Cause or by you as a result of a NavTech Breach, your Option shall continue to vest for one (1) year from the date of termination and the Option, to the extent vested, shall terminate upon expiration of its term. In no event may this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1.   Grant of Option.  The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan and Employment Agreement, which are incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. In the event of any conflict between the terms and conditions of the Employment Agreement and the terms and conditions of this Option Agreement, the terms and conditions of the Employment Agreement shall prevail. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Supplemental Stock Option ("SSO").

     2.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.   Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          Exercising the Option.
               ---------------------

               (i) Supplemental Stock Option.  The Optionee may incur regular
                   -------------------------
federal income tax and state income tax liability upon exercise of a SSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

              (ii) Incentive Stock Option.  If this Option qualifies as an ISO,
                   ----------------------
the Optionee will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Supplemental Stock Option on the ninety-first (91st) day following such change of status.

          (b)  Disposition of Shares.
               ---------------------

               (i) SSO.  If the Optionee holds SSO Shares for at least one year,
                   ---
any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

              (ii) ISO.  If the Optionee holds ISO Shares for at least one year
                    ---
 after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO

 Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

          (c) Notice of Disqualifying Disposition of ISO Shares.  If the
              -------------------------------------------------
 Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     7.   Entire Agreement; Governing Law.  The Plan and the Employment
          -------------------------------
 Agreement are incorporated herein by reference. The Plan, the Employment Agreement, and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

     8.   Arbitration.  Optionee agrees that any claim, dispute or controversy
          -----------
 arising out of, relating to, or in connection with this stock option agreement shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules and the Supplemental Procedures for Large, Complex Disputes of the American Arbitration Association by one arbitrator appointed in accordance with said rules and procedures. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the award of the arbitration in any court having jurisdiction thereof.

          (a) The arbitrator shall apply Delaware law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law, without reference to state arbitration law.

          (b) The Company and optionee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

          (c) Optionee understands that nothing in this Section 8 modifies optionee's at-will status. Either optionee or the Company can terminate the employment relationship at any time, with or without cause.

     9.   NO GUARANTEE OF EMPLOYMENT.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE
          --------------------------
 VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE

 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

          OPTIONEE HAS READ AND UNDERSTANDS SECTION 8, WHICH DISCUSSES ARBITRATION. OPTIONEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, OPTIONEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF OPTIONEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS RELATIONSHIP.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


 OPTIONEE:                               NAVIGATION TECHNOLOGIES
                                         CORPORATION

  /s/ T. Russell Shields                 /s/ Navigation Technologies Corporation
 -----------------------                 ---------------------------------------
 Signature                               By

 T. Russell Shields
 -----------------------                 ---------------------------------------
 Print Name                              Title

 Residence Address:

 160 E. Pearson, #3108
 Chicago, IL  60611

                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

 ____________________________________
                                       Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                      NAVIGATION TECHNOLOGIES CORPORATION

                                EXERCISE NOTICE


 Navigation Technologies Corporation
 740 East Arques Avenue
 Sunnyvale, California 94086-3833


 Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, ________________, 199__,
          ------------------
 the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Navigation Technologies Corporation (the "Company") under and pursuant to the 1996 Stock Plan (the "Plan") and the Stock Option Agreement dated _____________, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $_____________, as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
 full purchase price for the Shares.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
 has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Shareholder.  Until the issuance (as evidenced by the
          ---------------------
 appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
 adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Plan, Optionee's Employment
          -------------------------------
 Agreement dated June 24, 1996 (the "Employment Agreement") and the Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Employment Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.


 Submitted by:                Accepted by:

 PURCHASER:                   NAVIGATION TECHNOLOGIES CORPORATION


 -----------------------      ----------------------------
 Signature                    By

 T. Russell Shields
 -----------------------      ----------------------------
 Print Name                   Title


 Address:                     Address:
 -------                      -------

 160 E. Pearson, #3108        740 East Arques Avenue
 Chicago, IL  60611           Sunnyvale, California  94086-3833




                                       2